As filed with the Securities and Exchange Commission on April 24, 1997

                                               Registration No. 33-22676

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                                       OF
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------

                                AMP INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Pennsylvania                        23-0332575
           (state or other jurisdiction of          (I.R.S. Employer
            incorporation or organization)          Identification No.)

                               470 Friendship Road
                         Harrisburg, Pennsylvania 17111
                                 (717) 564-0100

              (Address, including zip code, and telephone number, including area code, of principal executive offices, including zip code)


             1982 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES OF
                           MATRIX SCIENCE CORPORATION
                                       and
                   1985 STOCK OPTION PLAN FOR KEY EMPLOYEES OF
                           MATRIX SCIENCE CORPORATION

                            (Full title of the Plans)

                                David F. Henschel
                                AMP Incorporated
                               470 Friendship Road
                         Harrisburg, Pennsylvania 17111
                     (Name and Address of Agent for Service)

                                 (717) 592-4205
          (Telephone Number, Including Area Code, of Agent for Service)


     Upon its effectiveness on August 30, 1988, the Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 of AMP Incorporated (the "Company"), Registration No. 33-22676 (the "Registration Statement"), covered 127,451 shares of common stock of the Company ("Common Stock").

     The Company hereby deregisters all of the shares of Common Stock originally registered under the Post-Effective Amendment No. 1 on Form S-8 that remained unsold at the termination of the offering to which the Post-Effective Amendment No. 1 on Form S-8 relates. Such number of unsold shares of Common Stock of the Company is 25,035.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on the 23rd day of April, 1997.

                                AMP INCORPORATED

                              By: /s/ W. J. Hudson
                                ----------------------------------
                                William J. Hudson, Chief Executive
                              Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on April 23, 1997.

     Signature                                Capacity

/s/   J. E. Marley
___________________________        Chairman and a Director
     James E. Marley

/s/   W. J. Hudson
___________________________        Chief Executive Officer and President
    William J. Hudson              and a Director
                                   (Principal Executive Officer)
/s/   Robert Ripp
___________________________        Vice President and Chief Financial Officer
      Robert Ripp                  (Principal Financial and Accounting Officer)

/s/   William S. Urkiel
___________________________        Controller
     William S. Urkiel


___________________________        Director
     Dexter F. Baker

/s/   Ralph D. DeNunzio
___________________________        Director
     Ralph D. DeNunzio

/s/   Barbara H. Franklin
___________________________        Director
   Barbara H. Franklin

/s/   Joseph M. Hixon
___________________________        Director
    Joseph M. Hixon

/s/   J. Magliochetti
___________________________        Director
  Joseph M. Magliochetti

/s/   Harold A. McInnes
___________________________        Director
    Harold A. McInnes

/s/   J. Meyer
___________________________        Director
     Jerome J. Meyer

/s/   John C. Morley
___________________________        Director
      John C. Morley

/s/   Paul G. Schloemer
___________________________        Director
    Paul G. Schloemer

/s/   T. Shiina
___________________________        Director
      Takeo Shiina


                                INDEX TO EXHIBITS

Exhibit
Number                    Description

3.(i)(a) Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.(i).(B) of the Report on Form 8-K filed on January 31, 1995).

3.(ii) By-laws of the Company (Incorporated by reference to Exhibit 3.(ii) of the Annual Report on Form 10-K for the year ended December 31, 1994).

4.A Shareholder Rights Plan between the Company and Manufacturers Hanover Trust Company, as Rights Agent, adopted by the Company's Board of Directors on October 25, 1989 (Incorporated by reference to Exhibit 4.A of the Annual Report on Form 10-K for the year ended December 31,
          1994).

4.B Amendment to Shareholder Rights Plan between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (Incorporated by reference to Exhibit 4-b of the Annual Report on Form 10-K for the year ended December 31, 1992).

10.A 1982 Incentive Stock Option Plan for Key Employees of Matrix Science Corporation (Incorporated by reference to Exhibit 10.3 to Form S-1 (Registration No. 2-86129) of Matrix Science Corporation filed with the Securities and Exchange Commission on August 26, 1983).

10.B 1985 Stock Option Plan for Key Employees of Matrix Science Corporation (Incorporated by reference to Exhibit 10.4 to Matrix Science Corporation's Annual Report on Form 10-K for fiscal year ended June 30, 1986).

10.C Form of 1982 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.3 to Form S-1 (Registration No. 2-86129) of Matrix Science Corporation filed with the Securities and Exchange Corporation on August 26, 1983).

10.D Form of 1985 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.4 to Matrix Science Corporation's Annual Report on Form 10-K for fiscal year ended June 30, 1986).

10.E Form of 1985 Non-qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.4 to Matrix Science Corporation's Annual Report on Form 10-K for fiscal year ended June 30, 1986).

5. Opinion of Charles W. Goonrey, General Legal Counsel of the Company, regarding the legality of the shares of Common Stock (Previously filed with this Registration Statement).

23.       Consents of Experts and Counsel.

          A.  The consent of Arthur Andersen LLP.
          B. The consent of Charles W. Goonrey is included in his opinion filed as Exhibit 5.